Exhibit 99.1
 News Release

Ashland consolidates leadership roles as part of ongoing plan to drive profitable growth following the planned final separation of Valvoline this spring

COVINGTON, KY, February 21, 2017 – Ashland Global Holdings Inc. (NYSE: ASH) today announced a consolidation of executive roles as part of its ongoing plan to drive profitable growth as a pure-play specialty chemicals company following the planned final separation of Valvoline Inc. (NYSE: VVV) this spring.

Under the consolidation, two executive positions have been eliminated in order to improve execution of strategic priorities, streamline decision making and reflect Ashland’s leaner organization structure. The roles and responsibilities of Luis Fernandez-Moreno, senior vice president and president, Chemicals Group, and Greg Elliott, vice president and chief human resources and communications officer, have been consolidated under other members of Ashland’s executive leadership team.

Fernandez-Moreno joined Ashland in November 2012. He played an important role in driving a turnaround of Ashland’s water technologies business, which was divested in 2014, and later led the chemicals group as Ashland took the final step in its decade-long transformation into a global specialty chemicals company. Elliott joined Ashland in November 2015 and helped drive human resources and change management as Ashland separated into two companies.

As part of the realignment, most of Ashland’s commercial leadership team, as well as the chief technology officer, will now report directly to William A. Wulfsohn, Ashland chairman and chief executive officer.

“Luis and Greg are skilled leaders and we appreciate their many contributions to Ashland. This was a very difficult decision, as each has brought a great deal to the organization,” Wulfsohn said. “At the same time, we believe this consolidation of roles will forge a stronger, more direct connection to the business and better position our teams to execute against Ashland’s key priorities this year.”

He continued: “As we outlined in our first-quarter earnings call with investors in late January, our entire organization is excited about Ashland’s ‘pivot’ to being a leading premier specialty chemicals company. Our first-quarter results represented a solid start to fiscal 2017 and we intend to build on that momentum as we move through the year and deliver against our fiscal 2017 plan.”

About Ashland
Ashland Global Holdings Inc. (NYSE: ASH) is a premier global specialty chemicals company serving customers in a wide range of consumer and industrial markets, including adhesives, architectural coatings, automotive, construction, energy, food and beverage, personal care and pharmaceutical. At Ashland, we are 6,000 passionate, tenacious solvers – from renowned scientists and research chemists to talented engineers and plant operators – who thrive on developing practical, innovative and elegant solutions to complex problems for customers in more than 100 countries. Ashland also maintains a controlling interest in Valvoline Inc. (NYSE: VVV), a premium consumer-branded lubricant supplier. Visit ashland.com to learn more.

C-ASH

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “objectives,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable terminology. These forward-looking statements include statements relating to our plan to drive profitable growth and the expected completion of the final separation of Valvoline Inc. (“Valvoline”) through the distribution of Valvoline (“Valvoline”) common stock. In addition, Ashland may from time to time make forward-looking statements in its annual reports, quarterly reports and other filings with the SEC, news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance and financial condition, the expected completion of the final separation, the strategic and competitive advantages of each company, and future opportunities for each company, as well as the economy and other future events or circumstances. Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: the possibility that the final separation will not be consummated within the anticipated time period or at all, including as the result of regulatory, market or other factors; the potential that Ashland does not realize all of the expected benefits of the separation; Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt); the impact of acquisitions and/or divestitures Ashland has made or may make (including the possibility that Ashland may not realize the anticipated benefits from such transactions); and severe weather, natural disasters, and legal proceedings and claims (including environmental and asbestos matters). Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements, including, without limitation, risks and uncertainties affecting Ashland that are described in Ashland’s most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov.  Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this news release whether as a result of new information, future events or otherwise. Information on Ashland’s website is not incorporated into or a part of this news release.

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FOR FURTHER INFORMATION:

Investor Relations:
Seth A. Mrozek
+1 (859) 815-3527
samrozek@ashland.com

Media Relations:
Gary Rhodes
+1 (859) 815-3047
glrhodes@ashland.com